UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

April 28, 2005

ANTICUS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

333-101420

98-0375504

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

2175 rue de la Montagne, Suite 300, Montreal  Quebec

H3G 1Z8

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code  (514) 875-5072 ext 19

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 28, 2005, Mr. Pierre H. Vincent was appointed to the Board of Directors of Anticus International Corporation. Following his election to the Board, Anticus’ President and other Board member, Mr. Paul Legault, resigned as an officer and director of Anticus.

Mr. Vincent has been the Vice-President of Group Lachance, a portfolio management company located in Montreal, Quebec, since May 2004. Mr. Vincent has also been operating since December 1994 his own investment company that focuses on forestry-type real estate, Immeubles Eau-Bois Inc.

Mr. Vincent received a law degree from Laval University in May 1976 and was admitted to the Bar of Quebec in May 1977. In May 1980, he received a Masters in Taxation from the University of Sherbrooke.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:

May 3, 2005

ANTICUS INTERNATIONAL INC.

By:/s/ Michel Brisson

Name:  Michel Brisson

Title:    President